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                                                                       EXHIBIT 5

                             [Letterhead of Dechert]

December 20, 2002

AmerisourceBergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087

     Re: AmerisourceBergen Corporation
         Registration Statement on Form S-3 (File No. 333-            )

Ladies and Gentlemen:

We have acted as counsel to AmerisourceBergen Corporation, a Delaware corporation (the "Company"), in connection with preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), relating to the offering of up to 2,399,091 shares of the Company's common stock, par value $0.01 per share (the "Shares"), to be sold by the selling stockholders (the "Selling Stockholders") listed in the Registration Statement under "Selling Stockholders." The Shares will be issued pursuant to an Agreement and Plan of Merger, dated as of December 13, 2002 (the "Merger Agreement"), entered into by and among the Company, U Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, US Bioservices Corporation, a Delaware corporation, Whitney V, L.P., a Delaware limited partnership, EDL Advisors, LLC, a Delaware limited liability company, The Conundrum LLC, a Delaware limited liability company, The Hawk Mountain LLC, a Delaware limited liability company and Mark Clein.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Merger Agreement; (c) the Company's Amended and Restated Certificate of Incorporation; (d) the Company's Amended and Restated Bylaws; (e) certain records of the Company's corporate proceedings as reflected in its minute books; and (f) such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when delivered to the Selling Stockholders in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

Our opinion set forth above is limited to the general corporate laws of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Dechert


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